EXHIBIT 99.1
                                  PRESS RELEASE

             FIRST MARINER POSTS 13% INCREASE IN 1ST QUARTER PROFITS Total assets increase 20%; Book Value increases to $10.70 per share

Baltimore, MD (April 20, 2004) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced its net income for the 1st quarter of 2004 increased 13%, totaling $1.307 million ($.21 per diluted share) compared to net income for the quarter ended March 31, 2003 of $1.155 million ($.20 per diluted share). The Company also reported its total assets reached a record level, increasing 20% to $1.092 billion from last years 1st quarter.

Edwin F. Hale, Sr., First Mariner's Chairman and Chief Executive Officer said, "Like many in our industry, we experienced lower fee income from mortgage banking activities in the first quarter due to the slowdown in refinance activity, but the strength of our other lines of business and solid asset quality have allowed us to continue to grow our earnings. Loan activity remained brisk in the first quarter, with loans increasing $88 million (+16%) from March 31, 2003. This growth reflects particular strength in our commercial and consumer lending portfolios. Demand for our deposit products also continued, and deposits increased $105 million (+15%)."

Comparing March 31, 2004 balances to March 31, 2003, total assets grew to a record level of $1.092 billion, an increase of $180 million (+20%). Loans outstanding increased $88 million (+16%), fueled by growth in commercial loans of $63 million (+20%), and consumer loans totaling $30 million (+46%). Residential construction and residential mortgage loans declined by $5 million (-3%). Mortgage loan originations totaled $198 million for the first three months of 2004, compared to $258 for the same period of 2003. Total deposits increased by $105 million (+15%) as non-interest bearing checking accounts increased by $33 million (+27%), money market accounts grew by $5 million (+3%), and Certificates of Deposit increased $67 million (+22%).


Financial Highlights for the first quarter of 2004 include:

- Total revenue increased by $1.782 million (+14%) over the 1st quarter of 2003, due to growth in loans and deposits that resulted in increased net interest income of $1.796 million (+22%), while fee income declined by $14 thousand (-0%).

- Net interest income grew by $1.796 million (+22%) due to primarily to growth in average earning assets of $176 million (+22%). First Mariner's net interest margin decreased nominally to 4.08% from 4.12% for the 1st quarter of 2003.

- The provision for loan losses totaled $300 thousand compared to $550 thousand in the same quarter last year. The allowance for loan losses increased to $8.784 million from $7.498 million at March 31, 2003, and totaled 1.39% of loans outstanding compared to 1.38% last year. Non-performing assets decreased to $2.628 million (.24% of total assets) compared to $5.091 million (.56% of total assets) last year. Accruing Loans 90 days or more past due decreased to $3.860 million (.61% of total loans) from $7.841 million (1.44% of total loans) last year.

- Non-interest income decreased by $14 thousand or 0% as gains on sales of mortgage loans and other mortgage banking revenue decreased $435 thousand (-25%), but was largely offset by higher securities gains of $294 thousand, growth in commissions earned from sales of insurance products of $64 thousand, and an increase in ATM fees of $40 thousand.

- Non interest expenses increased by $1.905 million or 18%. Salaries and benefit expenses increased by $1.117 million due to higher staff levels to support growth, staff additions for expansion of Finance Maryland, and increased health insurance costs. Occupancy costs grew by $213 thousand due to increased space leased for administrative support, mortgage loan origination, and additional offices of Finance Maryland. Other non interest expenses increased $566 thousand due to increases in postage and delivery expenses, higher ATM costs, and increased printing expenses.

- Stockholders' Equity increased by $9.1 million (+17%). Growth in stockholders' equity reflects the retention of earnings for the twelve months ($5.5 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans totaling $3.1 million, and increases in the market value of securities classified as available for sale of $563 thousand. Capital Ratios were as follows: Leverage Ratio = 7.8%; Tier 1 risk-based ratio = 10.3%; Total Capital Ratio = 14.8%. All capital ratios exceed levels to qualify for "Well Capitalized" status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.092 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.078 billion) operates 23 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 12 offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. Finance Maryland, LLC, (total assets $24.5 million) is a consumer finance subsidiary that currently operates 11 branches in Baltimore, Cecil, Federick, Harford, Wicomico, and Washington counties in Maryland and three branches in Delaware. First Mariner Bancorp's common stock is traded on the Nasdaq National Market under the symbol "FMAR". First Mariner's web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company's actual results could differ materially from management's expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company's business, successful implementation of the Company's branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

                                          For the period ended March 31,
                                   2004          2003     $ Change      % Change
                                ------------------------------------------------
Summary of Earnings:
  Net interest income            $    9,936        8,140       1,796        22%
  Provision for loan losses             300          550        (250)      -45%
  Noninterest income                  4,707        4,721         (14)        0%
  Noninterest expense                12,529       10,624       1,905        18%
  Income before income taxes          1,814        1,687         127         8%
  Income tax expense                    507          532         (25)       -5%
  Net income                          1,307        1,155         152        13%

Profitability and Productivity:
 Return on average assets              0.51%        0.55%        -          -8%
 Return on average equity              8.72%        8.95%        -          -3%
 Net interest margin                   4.08%        4.12%        -          -1%
 Net overhead ratio                    3.17%        2.83%        -          12%
 Efficiency ratio                     87.60%       82.90%        -           6%
 Mortgage loan production           197,886      258,482     (60,596)      -23%
 Average deposits per branch         35,255       32,103       3,152        10%

Per Share Data:
 Basic earnings per share        $     0.23   $     0.21        0.02         9%
 Diluted earnings per share      $     0.21   $     0.20        0.01         3%
 Book value per share            $    10.70   $     9.66        1.03        11%
 Number of shares outstanding     5,730,398    5,401,186     329,212         6%
 Average basic number of shares   5,713,462    5,394,992     318,470         6%
 Average diluted number of shares 6,361,106    5,744,053     617,053        11%

Summary of Financial Condition:
 At Period End:
 Assets                          $1,092,448      912,425     180,023        20%
 Investment Securities              302,448      106,452     195,996       184%
 Loans                              630,701      542,938      87,763        16%
 Deposits                           810,863      706,264     104,599        15%
 Borrowings and repurchase
   agreements                       167,503      116,773      50,730        43%
 Stockholders' equity                61,296       52,200       9,096        17%

 Average for the period:
 Assets                           1,034,669      844,669     190,000        22%
 Investment Securities              272,924      120,383     152,541       127%
 Loans                              616,313      533,823      82,490        15%
 Deposits                           758,104      648,258     109,846        17%
 Borrowings                         212,803      140,767      72,036        51%
 Stockholders' equity                60,297       51,922       8,375        16%

Capital Ratios:
  Leverage                              7.8%         7.9%        -          -1%
  Tier 1 Capital to risk
    weighted assets                    10.3%        10.0%        -           3%
  Total Capital to risk
    weighted assets                    14.8%        13.3%        -          11%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                         208          240         (32)      -13%
 Non-performing assets                2,628        5,091      (2,463)      -48%
 90 Days or more deliquent loans      3,860        7,841      (3,981)      -51%
 Annualized net chargeoffs to
   average loans                       0.14%        0.18%        -         -26%
 Non-performing assets to total assets 0.24%        0.56%        -         -57%
 90 Days or more deliquent loans
   to total loans                      0.61%        1.44%        -         -58%
 Allowance for loan losses to total
   loans                               1.39%        1.38%        -           1%



CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
                                                                         For the period ended March 31,
                                                                   2004            2003       $ Change      % Change
                                                             -------------------------------------------------------
 Cash and due from banks                                      $     26,714    $   39,655       (12,941)        -33%
 Interest-bearing deposits                                          27,075        92,234       (65,159)        -71%
 Available-for-sale investment securities, at fair value           302,448       106,452       195,996         184%
 Loans held for sale                                                51,041        90,184       (39,143)        -43%
 Loans receivable                                                  630,701       542,938        87,763          16%
 Allowance for loan losses                                          (8,784)       (7,498)       (1,286)         17%
                                                             -------------------------------------------
 Loans, net                                                        621,917       535,440        86,477          16%
 Other real estate owned                                                44         2,131        (2,087)        -98%
 Restricted stock investments                                        4,750         3,540         1,210          34%
 Property and equipment, net                                        17,621        18,037          (416)         -2%
 Accrued interest receivable                                         5,323         4,607           716          16%
 Referred income taxes                                               1,910         1,727           183          11%
 Prepaid expenses and other assets                                  33,605        18,418        15,187          82%
                                                             -------------------------------------------
Total Assets                                                  $  1,092,448       912,425       180,023          20%
                                                             ===========================================

Liabilities and Stockholders' Equity:
Liabilities:
 Deposits                                                     $    810,863     $ 706,264       104,599          15%
 Borrowings                                                        142,503        91,773        50,730          55%
 Repurchase agreements                                              25,000        25,000            -            0%
 Junior subordinated deferrable interest debentures                 47,939        32,410        15,529          48%
 Accrued expenses and other liabilities                              4,847         4,778            69           1%
                                                             -------------------------------------------
Total Liabilities                                                1,031,152       860,225       170,927          20%

Stockholders' Equity
 Common Stock                                                          287           270            17           6%
 Additional paid-in capital                                         51,073        48,009         3,064           6%
 Retained earnings                                                   7,562         2,110         5,452         258%
 Accumulated other comprehensive income                              2,374         1,811           563          31%
                                                             -------------------------------------------
Total Stockholders' Equity                                          61,296        52,200         9,096          17%
                                                             -------------------------------------------
Total Liabilities and Stockholders' Equity                    $  1,092,448       912,425       180,023          20%
                                                             ===========================================




CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
                                                                         For the period ended March 31,
                                                                   2004            2003       $ Change      % Change
                                                             -------------------------------------------------------
Interest Income:
 Investment securities and other earning assets               $    3,037         $  1,856        1,181           64%
 Loans                                                            12,119           11,321          798            7%
                                                             -------------------------------------------
Total Interest Income                                             15,156           13,177        1,979           15%

Interest Expense:
 Deposits                                                          3,109            3,193          (84)          -3%
 Borrowed funds and other                                          2,111            1,844          267           14%
                                                             -------------------------------------------
Total Interest Expense                                             5,220            5,037          183            4%
                                                             -------------------------------------------


Net Interest Income                                                9,936            8,140        1,796           22%


Provision for Loan Losses                                            300              550         (250)         -45%
                                                             -------------------------------------------

Net Interest Income After Provision for Loan Losses                9,636            7,590        2,046           27%

Noninterest Income:
 Service fees on deposits                                          1,548            1,535           13            1%
 ATM Fees                                                            624              584           40            7%
 Gains on sales of mortgage loans                                    926            1,295         (369)         -28%
 Other mortgage banking revenue                                      365              431          (66)         -15%
 Gains on sales of investment securities, net                        340               46          294          639%
 Income from bank owned life insurance                               233              195           38           19%
 Other                                                               671              635           36            6%
                                                             -------------------------------------------
Total Noninterest Income                                           4,707            4,721          (14)           0%

Noninterest Expense:
 Salaries and employee benefits                                    6,539            5,422        1,117           21%
 Net occupancy                                                     1,535            1,322          213           16%
 Furniture, fixtures and equipment                                   719              688           31            5%
 Advertising                                                         356              296           60           20%
 Data Processing                                                     515              475           40            8%
 Professional services                                               191              313         (122)         -39%
 Other                                                             2,674            2,108          566           27%
                                                             -------------------------------------------
Total Noninterest Expense                                         12,529           10,624        1,905           18%

Income Before Income Taxes                                         1,814            1,687          127            8%

Income Tax Expense                                                   507              532          (25)          -5%
                                                             -------------------------------------------

Net Income                                                    $    1,307            1,155          152           13%
                                                             ===========================================


CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                         For the period ended March 31,
                                                                         2004                       2003
                                                                      Average       Yield/      Average      Yield/
                                                                      Balance         Rate      Balance        Rate
                                                             -------------------------------------------------------
Assets:
 Loans
 Commercial Loans and LOC                                     $     76,522           5.85%   $   61,466         6.42%
 Comm/Res Construction                                              47,488           7.09%       35,472         6.84%
 Commercial Mortgages                                              241,967           7.03%      202,544         7.41%
 Residential Constr - Cons                                         118,955           7.23%      126,114         7.84%
 Residential Mortgages                                              40,132           7.20%       44,929         7.72%
 Consumer                                                           91,249          10.83%       63,298         9.73%
                                                             --------------                  -----------
 Total Loans                                                       616,313           7.50%      533,823         7.66%

 Loans held for sale                                                40,762           4.77%       85,938         5.17%
 Available for sale securities, at fair value                      272,924           4.29%      120,383         5.72%
 Interest bearing deposits                                          27,802           0.89%       43,602         1.00%
 Restricted stock investments, at cost                               5,514           3.48%        3,528         4.38%
                                                             --------------                  -----------

 Total earning assets                                              963,315           6.26%      787,274         6.71%

 Allowance for loan losses                                          (8,692)                      (7,281)
 Cash and other non earning assets                                  80,046                       64,676
                                                             --------------                  -----------

Total Assets                                                  $  1,034,669                   $  844,669
                                                             =============                ==============

Liabilities and Stockholders' Equity
 Interest bearing deposits
 NOW deposits                                                       60,561           0.49%       57,568         0.55%
 Savings deposits                                                   62,970           0.47%       49,426         0.75%
 Money market deposits                                             153,193           0.85%      145,336         1.02%
 Time deposits                                                     352,189           3.01%      290,712         3.71%
                                                             --------------                  -----------
 Total interest-bearing deposits                                   628,913           1.99%      543,042         2.38%

 Borrowings                                                        212,803           3.99%      140,767         5.31%
                                                             --------------                  -----------

 Total interest bearing liabilities                                841,716           2.49%      683,809         2.99%

 Noninterest bearing demand deposits                               129,191                      105,216
 Other liabilities                                                   3,465                        3,722
 Stockholders' Equity                                               60,297                       51,922
                                                             --------------                  -----------

Total Liabilities and Stockholders' Equity                    $  1,034,669                   $  844,669
                                                             ==============                  ===========

Net Interest Spread                                                                  3.77%                      3.72%

Net Interest Margin                                                                  4.08%                      4.12%
